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                                                                       EXHIBIT 5

                  [Alston & Bird LLP Letterhead Appears Here]

                                 June 15, 2000


IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia  30076

     Re:  Form S-8 Registration Statement
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          National Transaction Network, Inc. 1995 Director Stock Option Plan;
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          National Transaction Network, Inc. 1988 Stock Plan
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Ladies and Gentlemen:

     We have acted as counsel for IVI Checkmate Corp., a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 28,994 shares of the Company's common stock, $.01 par value ("Common Stock") that may be offered and sold pursuant to the exercise of stock options of National Transaction Network, Inc. assumed by the Company pursuant to the Agreement and Plan of Merger among National Transaction Network, Inc., IVI Checkmate Corp., IVI Checkmate Inc. and NTN Merger Corp. dated as of July 20, 1999 (the "Assumed Options"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 28,994 shares of Common Stock covered by the Registration Statement and to be issued upon the exercise of the Assumed Options, when issued in accordance with the terms and conditions of the Assumed Options, will be legally and validly issued, fully paid and nonassessable.
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IVI Checkmate Corp.
June 15, 2000
Page 2


     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                        Sincerely,

                                        ALSTON & BIRD LLP

                                        By: /s/ Laura G. Thatcher
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                                            Laura G. Thatcher, Partner

LGT:lgt